EXECUTION COPY


                             UNIT PURCHASE AGREEMENT

     THIS UNIT PURCHASE AGREEMENT (this "AGREEMENT") is made as of August 17, 2009, by and among Sterling SC Investor, LLC, a Delaware limited liability company (the "LLC"); and Clinton Co-Investment LLC, a Delaware limited liability company (the "PURCHASER"). Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Limited Liability Company Agreement of Sterling SC Investor, LLC, in the form attached hereto as Exhibit A (such agreement, in such form (with such changes thereto as may be agreed to by the Purchaser, and as amended, modified and waived from time to time, the "LLC AGREEMENT").

     NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.        AUTHORIZATION AND CLOSING.

     1A. AUTHORIZATION OF THE CLASS B UNITS. The LLC shall authorize the issuance and sale to the Purchaser of up to the number of Class B Units set forth opposite the Purchaser's name on SCHEDULE 1, attached hereto. Such Class B Units shall have the rights and preferences set forth in the LLC Agreement.

     1B. INITIAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF CLASS B UNITS. In the event that the LLC delivers a written notice (each, a "CLOSING NOTICE") to the Purchaser that a Closing Date is scheduled to occur, then on or prior to the Closing Date, subject to the terms and conditions set forth herein, the Purchaser shall make a capital contribution to the LLC in the amount set forth opposite the Purchaser's name as its Initial Contribution on SCHEDULE 1 attached hereto, less the aggregate amount of the capital contributions made by any other purchasers of Class B Units on the Closing Date (such Purchaser's "INITIAL CONTRIBUTION"), in exchange for, and on the Closing Date the LLC shall issue to the Purchaser, the number of Class B Units set forth opposite the Purchaser's name on SCHEDULE 1 less the number of Class B Units sold to any other purchaser of Class B Units on the Closing Date PROVIDED, however, that in no event shall the Purchaser purchase and be issued on the closing Date a number of Class B Units that represents less than the product of (i) the total number of Class B Units sold on the Closing Date, multiplied by (ii) the quotient of (a) the number of shares of common stock of Select (as definited below) beneficially owned as of July 20, 2009 by the Purchaser and its Affiliates, divided by (b) the total number of shares of common stock of Select beneficially owned as of July 20, 2009 by the Purchaser and all other purchasers of Class B Units on the Closing Date. The Purchaser shall make its Initial Contribution to the LLC by delivery to the LLC of a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the LLC, in the aggregate amount equal to the Purchaser's Initial Contribution. For purposes hereof, the term "CLOSING DATE" shall have the meaning set forth in the Securities Purchase Agreement, dated as of May 22, 2009 (the "SELECT PURCHASE AGREEMENT"), between the LLC and Select Comfort Corporation ("SELECT"). In the event that the purchase of the Select Shares by the LLC, as contemplated by the Select Purchase Agreement, is not consummated within ten (10) Business Days of the scheduled Closing Date set forth on the Closing Notice, the LLC shall promptly refund to the Purchaser the Initial Contribution funded by the Purchaser pursuant to this Section 1B; PROVIDED, HOWEVER, that the Purchaser shall again be obligated to make an Initial Contribution in accordance with this
Section 1B if the LLC delivers to the Purchaser another Closing Notice and another Closing Date is scheduled thereafter. For purposes of this Agreement, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the New York City are authorized or required by law to remain closed.

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     1C. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. As a material inducement to the LLC to enter into this Agreement and to issue the Class B Units to the Purchaser, the Purchaser represents and warrants, as of the date hereof and as of the Closing Date, that:

     (a) the Purchaser is duly organized and validly existing under the laws of its jurisdiction of organization;

     (b) the Purchaser has full power and authority to execute and deliver this Agreement and the LLC Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery, and performance by the Purchaser of this Agreement and the LLC Agreement has been duly authorized by all necessary action;

     (c) no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any court, administrative agency, commission or other governmental authority or instrumentality (whether foreign or domestic) of competent jurisdiction (each a "GOVERNMENTAL AUTHORITY") or any other person or entity, is necessary, on the part of the Purchaser to perform its obligations hereunder or under the LLC Agreement, or to authorize the execution, delivery and performance by the Purchaser of its obligations hereunder or thereunder, except as would not have, and would not reasonably be expected to have, a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement or the LLC Agreement or to consummate the transactions contemplated hereby or thereby;

     (d) the Class B Units to be acquired by the Purchaser pursuant to this Agreement shall be acquired for the Purchaser's own account, as principal, and not with a view to, or intention of, resale or distribution thereof in violation of the Securities Act or any applicable state securities laws;

     (e) the Purchaser is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Class B Units;

     (f) the Purchaser has conducted its own investigation, to the extent that the Purchaser has determined necessary or desirable, in connection with its purchase of the Class B Units and is not relying on any statements of, or information from, the LLC, the Managing Member or any Affiliate, agent or representative of, or advisor to, the LLC or the Managing Member concerning Select or its, business, affairs or financial condition. The Purchaser understands, acknowledges and agrees that, (i) as of the date hereof, the LLC, the Managing Member and Affiliates, agents and representatives of, and advisors to, the LLC and the Managing Member may possess material non-public knowledge and information concerning Select and its business, affairs and financial condition that has not been made available or disclosed to the Purchaser by the LLC, the Managing Member or any Affiliate, agent or representative of, or agent to, the LLC or the Managing Member, (ii) the Purchaser has expressly demanded that no such material non-public information be made available or disclosed to the Purchaser by the LLC, the Managing Member or any Affiliate, agent or representative of, or agent to, the LLC or the Managing Member, and (iii) none of the LLC, the Managing Member and the Affiliates, agents and representatives of, and advisors to, the LLC and the Managing Member has made any representations to the Purchaser concerning Select or its business, affairs or financial condition. The Purchaser has determined to consummate the purchase of the Class B Units even though the Purchaser may not have any such information, having made its own investment decision and not relying on the absence of any such information or any such representation from the LLC, the Managing Member or any Affiliate, agent or representative of, or agent to, the LLC or the Managing Member;

     (g) the Purchaser is able to bear the risk of its investment in the Class B Units for an indefinite period of time and is aware that transfer of the Class B Units may not be possible because (A) such transfer is subject to contractual restrictions on transfer set forth in the LLC Agreement, and (B) the Class B Units have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available, as set forth in a legal opinion, in form and substance acceptable to the LLC, of legal counsel acceptable to the LLC;

     (h) the execution, delivery and performance by the Purchaser of this Agreement and the LLC Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate in any provision of law, statute, rule or regulation to which the Purchaser is subject, (ii) violate any order, judgment or decree applicable to the Purchaser, or (iii) conflict with, or result in a breach or default under, (a) any term or condition of the Purchaser's organizational documents or (b) any agreement, instrument order, judgment or decree to which the Purchaser is a party or by which the Purchaser is bound, except, in the case of clause (iii)(b) of this sentence, as would not have, and would not reasonably be expected to have, a material adverse effect on the authority or ability of the Purchaser to enter into this Agreement or the LLC Agreement or to consummate the transactions contemplated hereby or thereby;

     (i) this Agreement, the LLC Agreement and the other agreements contemplated hereby and thereby of even date herewith and therewith to which the Purchaser is a party constitute (or, in the case of the LLC Agreement, as of the Closing Date will constitute) the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

     (j) except as set forth on SCHEDULE 2 hereto, neither the Purchaser, nor any other Person that is a reporting person with the Purchaser on any Schedule 13D or Schedule 13G (or amendment thereto) filed with the SEC, or any Affiliate of the Purchaser or any such other Person, beneficially owned as of July 20, 2009, the record date for the Company Shareholders Meeting (as defined in the Select Purchase Agreement), or beneficially owns as of the date of this Agreement, (i) any shares of common stock of Select, (ii) any options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of Select or with a value derived in whole or in part from the value of any class or series of capital stock of Select, whether or not such instruments or rights are subject to settlement in the underlying class or series of capital stock of Select, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of capital stock of Select, (iii) any proxy, contract, arrangement, understanding or relationship pursuant to which the Purchaser or such other Person has a right to vote any shares of capital stock or any other security of Select, or (iv) any short interest in any security of Select (for purposes of this provision, a Person shall be deemed to have a short interest in a security if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security). The Purchaser and its Affiliates are entitled to, and shall, cast, in their own discretion, votes with respect to 4,253,945 shares of common stock of Select at the Company Shareholders Meeting.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE LLC. As a material inducement to the Purchaser to enter into this Agreement and purchase the Class B Units hereunder, the LLC hereby represents and warrants, as of the date hereof and as of the Closing Date, that:

     2A. ORGANIZATION AND POWER. The LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. The LLC possesses all requisite power and authority and, all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

     2B. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the LLC Agreement and all other agreements contemplated hereby and thereby to which the LLC is a party have been duly authorized by the LLC. The execution and delivery by the LLC of this Agreement, the LLC Agreement and all other agreements contemplated hereby to which the LLC is a party and the consummation of the transactions contemplated hereby and thereby, the offering, sale and issuance of the Class B Units and the fulfillment of and compliance with the respective terms hereof and thereof by the LLC, do not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the LLC's securities or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the LLC Agreement or any law, statute, rule or regulation to which the LLC is subject, or any agreement, instrument, order, judgment or decree to which the LLC is a party, except as would not have, and would not reasonably be expected to have, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the LLC or on the authority or ability of the LLC to enter into this Agreement or the LLC Agreement or to consummate the transactions contemplated hereby or thereby (an "LLC MAE"). Immediately following the issuance of the Class B Units to Purchaser pursuant to this Agreement, the LLC will be in compliance in all material respects with all of the material terms of, and obligations under, the LLC Agreement.

     2C. ENFORCEABILITY. This Agreement, the LLC Agreement and the other agreements contemplated hereby and thereby of even date herewith and therewith constitute the legal, valid and binding obligations of the LLC, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

     2D. CAPITALIZATION AND RELATED MATTERS.

     (a) SCHEDULE 3 hereto sets forth the membership interests of the LLC that will be outstanding immediately following the issuance of the Class B Units to the Purchaser pursuant to this Agreement on the Closing Date. Except as set forth on SCHEDULE 3 hereto, immediately following the Closing Date, the LLC shall have no outstanding membership interests or securities convertible or exchangeable for membership interests or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its membership interests or any membership interests or securities convertible into or exchangeable for its membership interests or any stock appreciation rights or phantom stock plans. Immediately following the issuance of the Class B Units to the Purchaser pursuant to this Agreement on the Closing Date, all of the outstanding Units of the LLC shall be validly issued, fully paid and non-assessable.

     (b) Neither the Purchaser nor any of its Affiliates is listed on the Schedule of Buyers attached to the Select Purchase Agreement.

     (c) The LLC has not conducted any business prior to the date hereof and has no, and prior to the Closing Date will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Select Purchase Agreement and the transactions contemplated hereby and thereby.

     2E. NO CONSENTS OR APPROVALS. No consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other person or entity, is necessary on the part of the LLC to perform its obligations hereunder or under the LLC Agreement, or to authorize the execution, delivery and performance by the LLC of its obligations hereunder or thereunder, except as would not have, and would not reasonably be expected to have, an LLC MAE.

     2F. NO OTHER AGREEMENTS. Neither the Managing Member nor Sterling nor, to the knowledge of the LLC, any other Member nor any of their respective Affiliates is a party to any agreements or arrangements with the LLC or its Affiliates with respect to Select, the Select Shares, the LLC or the Units other than this Agreement, the LLC Agreement, the limited liability company agreement of the Managing Member, the Select Purchase Agreement (including all exhibits thereto), the Management Services Agreement (as defined in the Select Purchase Agreement) and the other agreements, documents, or instruments entered into in connection herewith and therewith and the transactions contemplated hereby and thereby.

     2G. NO BROKERS FEES. There is no investment banker, broker, finder, intermediary or other Person that has been retained by or is authorized to act on behalf of the LLC or any of its Affiliates who might be entitled to any fee or commission for which the LLC is liable with respect to the transactions contemplated by this Agreement.

     2H. AMENDMENTS TO CREDIT AGREEMENT. The amendment to the Credit Agreement, dated as of June 9, 2006, by and among Select, JPMorgan Chase Bank, National Association, as Administrative Agent, and the other borrowers and lenders thereto, as amended (the "JPM CREDIT AGREEMENT"), will not be, with respect to the matters covered by the Indicative Term sheet filed as Exhibit 99.2 to Select's Form 8-K dated May 26, 2009 (the "INDICATIVE TERM SHEET"), on terms materially different than those contained in the Indicative Term Sheet.

     2I. OTHER MATTERS. There are no statutory or other contractual preemptive rights or rights of first refusal to which the LLC is bound other than pursuant to the LLC Agreement or the Select Purchase Agreement. Assuming the accuracy of the representations and warranties of the Purchaser as set forth herein, the offer, sale and issuance of the Class B Units to the Purchaser pursuant to this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and any applicable state securities laws.

     Section 3. OTHER AGREEMENTS.

     3A. REASONABLE BEST EFFORTS. Each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, consistent with applicable law, to consummate, and to make effective the transactions contemplated by this Agreement and the LLC Agreement.

     3B. MOST FAVORED NATION. Following the Closing Date, the Managing Member will provide the Purchaser with a copy of all written agreements entered into at any time (any such agreement, a "CLASS B AGREEMENT") with respect to the acquisition or disposition of, or modification of the rights or obligations with respect to, Class B Units (provided that the Managing Member may redact the name of, and any other identifying information with respect to, any Class B Member party thereto or referenced therein). The Purchaser shall be entitled to receive substantially the same rights granted to any such Class B Member in any Class B Agreement, provided that the Purchaser notifies the Managing Member in writing to that effect within fifteen (15) days of the date it first receives a copy of such Class B Agreement. In the event that any rights the Purchaser seeks are subject to any obligations set forth in a Class B Agreement, then the grant of such rights to the Purchaser will be contingent on its agreement to be bound by any such obligations. Notwithstanding the foregoing, any rights granted in a Class B Agreement relating to (a) consent to the transfer of an interest in the LLC, (b) the admission of a substitute Class B Member, or (c) the sale of securities on behalf of a Member in lieu of a distribution of such securities in kind to such Member, shall be applicable only to the potential investor or Class B Member to which such Class B Agreement is addressed and shall not be subject to the second sentence of this Section 3B.

     Section 4. CLOSING DELIVERIES.

     4A. PURCHASER CLOSING DELIVERIES. At or prior to the Closing Date, the Purchaser shall deliver to the LLC:

     (a) a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the LLC, in the aggregate amount equal to the Purchaser's Initial Contribution;

     (b) a copy of the LLC Agreement, duly executed by the Purchaser; and

     (c) copies of resolutions duly adopted by the Purchaser authorizing the execution, delivery and performance by the Purchaser of its obligations under this Agreement and the LLC Agreement, and the transactions contemplated hereby and thereby.

     4B. LLC CLOSING DELIVERIES. The LLC shall deliver to the Purchaser, at or prior to the Closing Date, a copy of the LLC Agreement, duly executed by the LLC and the Managing Member.

     Section 5. CONDITIONS TO THE LLC'S OBLIGATION TO ISSUE CLASS B UNITS TO THE PURCHASER. The obligation of the LLC to issue and sell the Class B Units to the Purchaser on the Closing Date and admit the Purchaser as a Class B Member is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

     5A. The representations and warranties of the Purchaser herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time and the Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

     5B. The purchase by the LLC of the Select Shares pursuant to the Select Purchase Agreement is consummated on or about the Closing Date in accordance with the terms of the Select Purchase Agreement.

     5C. The LLC shall have received the closing deliveries described in Section 4A.

     5D. There shall not be in effect any judgment, order, writ, injunction, decree, stipulation, agreement, determination or award issued by or with any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the LLC Agreement.

     Section 6. CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE CLASS B UNITS FROM THE LLC. The obligation of the Purchaser to purchase the Class B Units from the LLC on the Closing Date is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

     6A. The representations and warranties of the LLC herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time and the LLC shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the LLC at or prior to the Closing Date.

     6B. The Select Purchase Agreement (including all exhibits and schedules thereto) shall not have been amended to increase the Purchase Price (as defined in the Select Purchase Agreement) per Select Share or in any manner that would be reasonably expected to have a material adverse effect on the Purchaser or any of its Affiliates under the MBCA (as such term is defined in the Select Purchase Agreement) or otherwise or would be reasonably expected to have an LLC MAE, nor shall any condition set forth in the Select Purchase Agreement to the closing of the issuance of the Select Shares to the LLC pursuant to the Select Purchase Agreement have been waived by the LLC, if such waiver would be reasonably expected to have a material adverse effect on the Purchaser or any of its Affiliates under the MBCA or otherwise or would be reasonably expected to have an LLC MAE, in any event without the consent of the Purchaser and the purchase by the LLC of the Select Shares pursuant to the Select Purchase Agreement shall be consummated on the Closing Date in accordance with the terms thereof.

     6C. The Purchaser shall have received the closing deliveries described in
Section 5B and the LLC Agreement shall be in full force and effect.

     6D. There shall not be in effect any judgment, order, writ, injunction, decree, stipulation, agreement, determination or award issued by or with any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the LLC Agreement.

     6E. The LLC shall issue to the Purchaser a number of Class B Units that represents no less than the product of (i) the total number of Class B Units sold on the Closing Date, multiplied by (ii) the quotient of (a) the number of shares of common stock of Select beneficially owned as of July 20, 2009 by the Purchaser and its Affiliates, divided by (b) the total number of shares of common stock of Select beneficially owned as of July 20, 2009 by the Purchaser and all other purchasers of Class B Units on the Closing Date.

     6F. The Class A Member shall have purchased the number of Class A Units set forth on Schedule A to the LLC Agreement.

     6G. The amendment to the JPM Credit Agreement shall have been, with respect to the matters covered by the Indicative Term Sheet, executed on terms not materially different than those contained in the Indicative Term Sheet.

     Section 7. TERMINATION.

     (a) This Agreement, and the respective obligations hereunder of each of the parties hereto, shall terminate automatically, without any action of any of the parties hereto, upon the termination of the Select Purchase Agreement in accordance with its terms.

     (b) This Agreement may be terminated by the Purchaser upon written notice to the LLC in the event of a breach in any material respect of any representation or warranty or failure to perform in any material respect any covenant or agreement on the part of the LLC set forth in this Agreement, which breach or failure to perform would result in the failure of any of the conditions set forth in Section 6 and any such breach or failure to perform is not cured or is incapable of being cured within 30 calendar days following the date upon which the LLC receives written notice from the Purchaser of such breach or failure to perform.

     (c) This Agreement may be terminated by the LLC upon written notice to the Purchaser in the event of a breach in any material respect of any representation or warranty or failure to perform in any material respect any covenant or agreement on the part of the Purchaser set forth in this Agreement, which breach or failure to perform would result in the failure of any of the conditions set forth in Section 5 and any such breach or failure to perform is not cured or is incapable of being cured within 30 calendar days following the date upon which the Purchaser receives written notice from the LLC of such breach or failure to perform.

     Section 8. INDEMNIFICATION.

     (a) From and after the Closing Date, the LLC shall indemnify and hold harmless the Purchaser and its respective Affiliates, partners, members, managers, shareholders, directors, officers, employees and agents from and against any loss, expense (including, without limitation, reasonable attorneys' fees and expenses) damage or injury (collectively, "LOSSES") resulting from, or arising out of, (a) any untrue representation or any breach of any representation or warranty of the LLC contained in this Agreement, in each case in any material respect, or (b) any breach or non-fulfillment, in each case in any material respect, of any covenant or agreement of the LLC contained in this Agreement.

     (b) From and after the Closing Date, the Purchaser shall indemnify and hold harmless the LLC and its respective Affiliates, partners, members, managers, shareholders, directors, officers, employees and agents from and against any Losses resulting from, arising out of, or in connection with (a) any untrue representation or any breach of any representation or warranty of the Purchaser contained in this Agreement, in each case in any material respect, or (b) any breach or non-fulfillment, in each case in any material respect, of any covenant or agreement of the Purchaser contained in this Agreement.

     (c) Except with respect to third party claims, actions or suits covered by
Section 8(d), any Person entitled to make a claim for indemnification for a Loss pursuant to Sections 8(a) or (b) as applicable (an "INDEMNIFIED PARTY"), shall give written notice to each Person from whom indemnification is being claimed (an "INDEMNIFYING PARTY") with reasonable promptness after the Indemnified Party's discovery of the facts and circumstances giving rise to the indemnification claim. The Indemnified Party shall supply the Indemnifying Party such information and documents as it has in its possession regarding such claim, together with all pertinent information in its possession regarding the amount of the Loss it asserts it has sustained or incurred, and will permit the Indemnifying Party to inspect such other records and books in the possession of the Indemnified Party and relating to the claim and asserted Loss as the Indemnifying Party shall reasonably request. The Indemnifying Party shall have a period of 30 days after receipt by the Indemnifying Party of such notice and such evidence to either (i) agree to the payment of the Loss to the Indemnified Party or (ii) contest the payment of the Loss. If the Indemnifying Party does not agree to or contest the payment of the Loss within such 30 day period, the Indemnifying Party shall be deemed to have accepted all of the Loss. If the Indemnifying Party agrees to the payment of the Loss or has been deemed to have accepted all of the Loss, then the Indemnifying Party shall, within 15 business days after such agreement or acceptance, pay to the Indemnified Party the amount of the Loss that is payable pursuant to, and subject to the limitations set forth in this Agreement. The failure to give the notice referred to herein with reasonable promptness shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is actually prejudiced as a result of the failure to give such notice.

     (d) If any claim, action at law or suit in equity is instituted by a third party against an Indemnified Party with respect to which an Indemnified Party intends to claim indemnification for any Losses under Sections 8(a) or (b) as applicable, such Indemnified Party shall give written notice to the Indemnifying Party of such claim, action or suit with reasonable promptness. The failure to give the notice required by this Section 8(d) with reasonable promptness shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is actually prejudiced as a result of the failure to give such notice.

     (e) The Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, (which counsel must be reasonably satisfactory to the Indemnified Party) so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 business days after the Indemnified Party has given notice of the third party claim that the Indemnifying Party will indemnify the Indemnified Party from and against any adverse consequences the Indemnified Party may suffer resulting from, arising out of or relating to such third party claim and (ii) the Indemnifying Party conducts the defense of the third party claim reasonably actively and diligently. The Indemnified Party may participate in, but not control, the defense of such claim with counsel of its choosing; PROVIDED, HOWEVER, that the fees and expenses of the Indemnified Party's counsel shall be at the expense of the Indemnified Party unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, or (B) the Indemnifying Party has failed to assume the defense and employ counsel as provided herein or (C) a claim shall have been brought or asserted against the Indemnifying Party as well as the Indemnified Party, and such Indemnified Party shall have been advised in writing by counsel that there may be one or more material factual or legal defenses available to it that are in conflict with those available to the Indemnifying Party and that, in such counsel's opinion, the use of separate counsel is advisable, in which case such counsel shall be at the expense of the Indemnifying Party; PROVIDED, HOWEVER, that the Indemnifying Party will not be required to pay the fees and expenses of more than one separate principal counsel (and any appropriate local counsel) for all Indemnified Parties. If, within the 15-business day period referred to above, the Indemnifying Party does not assume the defense of such matter or fails to defend the matter in the manner set forth above, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate and the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonably attorneys' fees and expenses).

     (f) The Indemnified Party and the Indemnifying Party shall reasonably cooperate with each other in regard to all matters relating to the third-party claim, including corrective actions required by applicable law, assertion of defenses, the determination, mitigation, negotiation and settlement of all amounts, costs, actions, penalties, damages and the like related thereto, access to each other's books and records, and, if necessary, providing the party controlling the defense of the third party claim and its counsel with any powers of attorney or other documents required to permit the party controlling the defense of the third party claim and its counsel to act on behalf of the other party. The Indemnifying Party agrees to reimburse the Indemnified Party for any reasonable costs or expenses incurred in providing its cooperation pursuant to this Section 8(f).

     (g) Neither the Indemnified Party nor the Indemnifying Party shall settle any such third party claim without the consent of the other party; PROVIDED, however, that if such settlement involves the payment of money only and the release of all claims and the Indemnified Party is completely indemnified therefor and nonetheless refuses to consent to such settlement, the Indemnifying Party shall cease to be obligated for such third party claim. Any compromise or settlement of the claim under this Section 8(g) shall include as an unconditional term thereof the giving by the claimant in question to the Indemnifying Party and the Indemnified Party of a release of all liabilities in respect of such claims.

     Section 9. MISCELLANEOUS.

     9A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     9B. INTEGRATION. This Agreement and the LLC Agreement constitute the entire agreement between the parties relating to the subject matter hereof. It supersedes any prior agreement or understandings between them relating to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein. Except as specifically set forth herein or therein, neither party hereto makes any representation, warranty, covenant or undertaking with respect to such matters.

     9C. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not, unless the assignor and assignee have otherwise agreed. This Agreement may not be assigned by any party without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement and any or all of its rights or obligations hereunder without the consent of the other party, to one or more of its Affiliates; provided that no assignment or attempted assignment shall relieve the assignor of any of its obligations under this Agreement.

     9D. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9E. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, anyone of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     9F. DESCRIPTIVE HEADINGS; INTERPRETATION; NO STRICT CONSTRUCTION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     9G. GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto hereby agree that (a) any and all litigation arising out of this Agreement shall be conducted only in courts of the State of Illinois located in Chicago, Illinois, or the courts of the United States of America located in Chicago, Illinois, and (b) such courts shall have the exclusive jurisdiction to hear and decide such matters. Each of the parties hereto hereby submits to the jurisdiction of such courts and waives any objection it may now or hereafter have to venue or that such courts are inconvenient forums. IN ANY ACTION INVOLVING OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY.

     9H. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be made as set forth in the LLC Agreement.

     9I. DELIVERY BY FACSIMILE OR OTHER ELECTRONIC TRANSMISSION. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including e-mail of a pdf document), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic transmission (including e-mail of a pdf document) to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission (including e-mail of a pdf document) as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                   * * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                  STERLING SC INVESTOR, LLC

                                  By:      Sterling SC Manager, LLC
                                  Its:     Managing Member


                                  By:      /s/ M. Avi Epstein
                                           ------------------------------------
                                  Name:    M. Avi Epstein
                                           ------------------------------------
                                  Title:   Authorized Signatory
                                           ------------------------------------


                                  CLINTON CO-INVESTMENT LLC

                                  By:      /s/ George E. Hall
                                           ------------------------------------
                                  Name:    George E. Hall
                                           ------------------------------------
                                  Its:     Managing Member
                                           ------------------------------------



                   SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT

                                   SCHEDULE 1


                                                                 AMOUNT OF
                                         NUMBER OF                INITIAL
          PURCHASER                    CLASS B UNITS            CONTRIBUTION
------------------------------- ------------------------   --------------------



        Clinton Co-Investment             5,000*                 $5,000,000*
                 LLC























* Subject to adjustment pursuant to Section 1B of this Agreement.

                                   SCHEDULE 2


As of July 20, 2009, Clinton Group, Inc., a Delaware corporation ("CGI"), Clinton Magnolia Master Fund, L.P. a Cayman Islands exempted company ("MAGNOLIA"), and George Hill (together with CGI and Magnolia, the "REPORTING PERSONS", beneficially owned, in the aggregate, 4,253,945 shares of common stock of Select.

As of the date of the Agreement the Reporting Persons beneficially own, in the aggregate, 3,262,638 shares of common stock of Select.

                                                        SCHEDULE 3

------------------------------- ---------------------------- ---------------------------- ----------------------------

                                                                                                   AMOUNT OF
                                         NUMBER OF                    NUMBER OF                     INITIAL
            MEMBER                     CLASS A UNITS                CLASS B UNITS                CONTRIBUTION
------------------------------- ---------------------------- ---------------------------- ----------------------------


  Sterling Capital Partners             30,000                        0                         $30,000,000.00
          III, L.P.
------------------------------- ---------------------------- ---------------------------- ----------------------------

 Clinton Co-Investment LLC              0                            5,000(2)                    $5,000,000.00(3)

------------------------------- ---------------------------- ---------------------------- ----------------------------

Other Class B Unit Purchasers           0                                0(4)                                0(4)

------------------------------- ---------------------------- ---------------------------- ----------------------------

   Sterling SC Manager, LLC             0                                0                           $1,000.00
------------------------------- ---------------------------- ---------------------------- ----------------------------

            Total                       30,000                        5,000                     $35,001,000.00
------------------------------- ---------------------------- ---------------------------- ----------------------------


Pursuant to the LLC Agreement, the Members shall have certain preemptive rights, as set forth more specifically in the LLC Agreement.


------------------
1 Subject to adjustment based upon issuances to other purchasers of Class B Units on the Closing Date, consistent with Section 1B of this Agreement.
2 This number of Class B Units shall be reduced by the number of Class B Units issued to other purchasers on the Closing Date, consistent with Section 1B of this Agreement.
3 This amount shall be reduced by an amount equal to the capital contributions made to the LLC by the other purchasers of Class B Units on the Closing Date, consistent with Section 1B of this Agreement.
4 This amount shall be adjusted to reflect issuances of Class B Units to purchasers other than the Purchaser on the Closing Date, consistent with
    Section 1B of this Agreement.

                                   Exhibit A

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            STERLING SC INVESTOR, LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT is entered into as of this ___ day of ________ 2009 (the "EFFECTIVE DATE") by and among Sterling SC Manager, LLC, a Delaware limited liability company (the "MANAGING MEMBER"), and those other Persons set forth as Members on SCHEDULE A attached hereto and made a part hereof (referred to collectively, together with the Managing Member, as the "MEMBERS" and individually, including the Managing Member, as a "MEMBER").

     WHEREAS, Sterling SC Investor, LLC (the "COMPANY") was formed as a limited liability company pursuant to the Act (as hereinafter defined) by Sterling Capital Partners III, L.P. ("STERLING");

     WHEREAS, immediately prior to the Effective Date, Sterling was the sole member of the Company;

     WHEREAS, on the Effective Date, Sterling admitted certain persons as additional Members of the Company; and

     WHEREAS, the Members desire to enter into this Agreement which sets forth, among other things, the governance of the Company, the respective ownership interests of the Members, and the relationship of the parties thereto.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                     FORMATION OF LIMITED LIABILITY COMPANY

     The Company was formed under the provisions of the Delaware Limited Liability Company Act, as amended (the "ACT") by filing a Certificate of Formation (the "CERTIFICATE") with the Delaware Secretary of State. Except as herein otherwise expressly provided, the rights and liabilities of the Members shall be as provided in the Act, as amended from time to time.

                                   ARTICLE II

                                      NAME

     The business of the Company shall be conducted under the name Sterling SC Investor, LLC, or such other name as the Managing Member shall hereafter designate.

                                  ARTICLE III

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "ADDITIONAL SELECT SHARES" shall have the meaning set forth in SECTION 14.4(a).

     "AFFILIATE" of, or a Person "AFFILIATED" with, a specified Person means (i) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, or (ii) any other Person that, directly or indirectly, is the beneficial owner of a majority of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of a majority of any class of equity securities.

     "AGREEMENT" shall mean this Limited Liability Company Agreement, as the same may be amended, modified or supplemented from time to time.

     "BOOK VALUE" means, with respect to any Company property, the Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

     "CAPITAL ACCOUNT" means the account maintained by the Company for each Member. If any Unit or interest in the Company is transferred pursuant to the terms hereof, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Unit or interest in the Company. It is intended that the Capital Accounts of all Members shall be maintained in compliance with the provisions of Treasury Regulation Section 1.704-1(b), and all provisions hereof relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Treasury Regulation.

     "CAPITAL CONTRIBUTION" shall mean the total amount of cash and the Fair Market Value of any other assets contributed to the Company by a Member, net of liabilities assumed or to which the assets are subject.

     "CLASS A MEMBER" shall mean Sterling Capital Partners III, L.P. and any of its transferees.

     "CLASS A UNIT" shall mean an economic interest in the Company representing a fractional part of the entire net profits, net losses and distributions of the Company as set forth in this Agreement, and all of the other rights, powers and duties set forth in this Agreement. Each Class A Unit shall entitle the holder thereof to one vote on any matter submitted or required to be submitted to the vote of the Members pursuant to this Agreement or the Act. The issue price of each Class A Unit issued by the Company as of the Effective Date shall be $1,000/Unit.

     "CLASS B MEMBER" shall mean any Member other than the Class A Members and the Managing Member.

     "CLASS B UNIT" shall mean an economic interest in the Company representing a fractional part of the entire net profits, net losses and distributions of the Company as set forth in this Agreement, and all of the other rights, powers and duties set forth in this Agreement. The Class B Units shall be non-voting. The issue price of each Class B Unit issued by the Company as of the Effective Date shall be $1,000/Unit.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMPANY" shall have the meaning set forth in ARTICLE I.

     "FAIR MARKET VALUE" means, as to securities of any issuer which are publicly traded, the average of the Current Market Price (as hereinafter defined) of such shares of securities on each of the trading days in the Measurement Period (as hereinafter defined). "CURRENT MARKET PRICE" of publicly traded securities of any issuer, for any day, shall mean the last reported sales price or, in case no sale takes place on such day, the average reported closing bid and ask prices, in either case as reported on the principal national securities exchange on which such security is listed or admitted for trading or, if such security is not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask price on each such day in the over-the-counter market, or, if bid and ask prices for such security on such day have not been reported, the average of the bid and ask prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Managing Member on each trading day during the Measurement Period. "MEASUREMENT PERIOD" shall mean the period of 20 consecutive trading days ending on, and including, the date as of which the Fair Market Value of a security is to be determined. The Fair Market Value of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined in good faith by the Managing Member in the exercise of its reasonable business judgment. The Managing Member shall provide written notice to each of the Members of the determination of Fair Market Value hereunder within two business days of such determination. Notwithstanding the foregoing, if the holders a majority of the Class B Units disagree with the Fair Market Value determined pursuant to the third sentence above, then a majority of the Class B Members shall have 20 calendar days following the date of the Managing Member's notice of its determination of Fair Market Value to make a written request to the Managing Member to engage, on behalf of the Company, an investment bank of national reputation to determine such Fair Market Value and shall include in such request their determination of such Fair Market Value. The investment bank engaged by the Managing Member on behalf of the Company shall determine Fair Market Value based on the factors it deems relevant. The fees, costs and expenses of such investment bank shall be paid, either (x) by the Company if the investment bank's determination of Fair Market Value is closer to the Fair Market Value determined by the majority of the Class B Members or (y) by the Class B Members, on a pro rata basis, if the investment bank's determination of Fair Market Value is closer to the Fair Market Value determined by the Managing Member.

     "INDEMNIFIED PARTIES" shall have the meaning set forth in SECTION 15.6.

     "MAJORITY APPROVAL" shall mean the written approval of the Class A Members holding, at the applicable time, more than 50% of the outstanding Class A Units, voting together as a single class.

     "MANAGING MEMBER" shall mean Sterling SC Manager, LLC, but in the event that it is at any time no longer acting as the Managing Member, the term shall mean the parties or party then acting in such capacity.

     "MEMBERS" shall mean each Person signing this Agreement as a Member and any Person who subsequently is admitted as a substitute Member under SECTION 16.2 or as an additional Member under SECTION 20.1.

     "PARTICIPATING PERCENTAGE" shall mean, as to each Member other than the Managing Member, the percentage determined by dividing (x) the number of Units held by such Member and (y) the total number of outstanding Units of the Company.

     "PERSON" shall mean any individual, group of individuals or entity, including without limitation, any trust, custodian, individual retirement account, corporation, partnership and limited liability company.

     "PURCHASE AGREEMENT" shall mean the Securities Purchase Agreement, dated as of May 22, 2009, between the Company and Select, as may be amended or modified from time to time.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

     "SELECT ISSUER" shall have the meaning set forth in SECTION 14.4

     "SELECT SHARES" means (a) 50 million shares of common stock of Select Comfort Corporation ("SELECT") issued to the Company pursuant to the Purchase Agreement, (b) any Additional Select Shares purchased by the Company in accordance with the terms of this Agreement after the Effective Date, and (c) any capital stock or other securities acquired by the Company upon conversion of the shares in Select described in CLAUSE (a) or (b) above or by way of dividends or stock splits with respect to, or in connection with any merger, consolidation, recapitalization or other reorganization affecting, the shares in Select described in CLAUSE (a) or (b) above.

     "THIRD PARTY CLAIM" shall have the meaning set forth in SECTION 15.6.

     "TRANSFER" shall mean any sale, gift, bequest, distribution, disposition (including a testamentary disposition), assignment, pledge or any other voluntary or involuntary transfer, disposition or encumbrance of record or beneficial ownership, including but not limited to any disposition by operation of law, the exercise of a power of appointment and the exercise by a fiduciary of distribution discretion.

     "TREASURY REGULATIONS" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     "UNIT" shall mean a Class A Unit, a Class B Units or any other class of economic interest in the Company created in accordance with this Agreement. Units are owned by Members as of the Effective Date as set forth on SCHEDULE A hereto.

                                   ARTICLE IV

                               NATURE OF BUSINESS

     The purposes of the Company shall be to (i) acquire, own, hold, manage and dispose of, the Select Shares; (ii) enter into and exercise rights and perform its obligations under any agreements to which it may become a party as a result of its ownership of the Select Shares; (iii) pursue claims and exercise all rights, remedies and powers with respect to holders of the Select Shares, and
(iv) engage in any activities in connection with or incidental to the foregoing as the Managing Member shall deem necessary, appropriate or advisable. The Company shall have all powers necessary for the accomplishment of the foregoing purposes, but shall not carry on any business other than in furtherance of its purposes set forth in this ARTICLE IV.

                                   ARTICLE V

                                NAMES OF MEMBERS

     Subject to the following sentence, the names, addresses, Capital Contributions and the number and class of Units of each Member are set forth on SCHEDULE A, as such Schedule shall be amended from time to time in accordance with the terms of this Agreement. Any reference in this Agreement to SCHEDULE A shall be deemed to be a reference to SCHEDULE A as amended and in effect from time to time in accordance with the terms of this Agreement. The Members acknowledge that the membership interest issued to the Managing Member hereunder is in exchange for certain advisory services provided and to be provided to or for the benefit of the Company in connection with the purchase, holding and disposition by the Company of the Select Shares, and further acknowledge that, except for the Managing Member's capital contribution of $1,000 to the Company, the Managing Member is not required to make a capital contribution for its membership interest.

                                   ARTICLE VI

                           PRINCIPAL PLACE OF BUSINESS

     The principal place of business of the Company shall be 1033 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062 or such other place or places as the Managing Member may designate from time to time.

                                  ARTICLE VII

                            CAPITAL AND CONTRIBUTIONS

     7.1 The Capital Contribution and the number and class of Units issued to each Member as of the Effective Date is set forth opposite such Member's name on SCHEDULE A, as amended from time to time in accordance with the terms of this Agreement. Each Member shall be liable only to make such Member's Capital Contribution to the Company expressly provided in this SECTION 7.1, and no Member shall be required to make any additional contributions to the Company.

     7.2 Subject to the rights of the Members under SECTION 14.4, if, at any time after the Effective Date, the Managing Member determines that the Company needs additional capital to fund any litigation costs incurred by the Company, the Managing Member shall be authorized to raise such additional capital from the Class A Members (and/or any of their Affiliates) on such terms and conditions as agreed to by the Managing Member and the Class A Members; provided that in no event shall such additional capital raise by the Company dilute the economic rights of the Class B Members.

                                  ARTICLE VIII

                                      TERM

     The term of the Company commenced upon the filing of the Certificate in accordance with the Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of ARTICLE XVII.

                                   ARTICLE IX

                                  DISTRIBUTIONS

     9.1 All cash, cash equivalents and other proceeds received by the Company in connection with (i) any sale or other disposition of the Select Shares, or
(ii) any distributions or dividends on or arising from the ownership of the Select Shares shall, in each case, be promptly distributed by the Managing Member (subject to the Managing Member's right to retain reasonable reserves). Subject to the next sentence, any and all other assets of the Company, including cash, cash equivalents (but specifically excluding cash and cash equivalents received as Capital Contributions) the Select Shares, or other proceeds (including proceeds paid or awarded to the Company in connection with a claim by the Company against Select for any breach of Select's representations or warranties or any failure to perform its covenants, agreements or other obligations under the Purchase Agreement) shall be distributed at such time or times if, as and when determined by the Managing Member in its sole discretion. Notwithstanding anything to the contrary in this Agreement, if the LLC is paid any Termination Fee (as defined in the Purchase Agreement) and/or is reimbursed for any Expenses (as defined in the Purchase Agreement), the LLC shall distribute 100% of such proceeds to the Class A Members pro rata in accordance with their relative Participating Percentages.

          (a) All distributions for any period shall be made to the Members as follows:

          (i) The amount available for distribution shall be first allocated among the Class A Members and the Class B Members, pro rata in accordance with their respective Participating Percentages;

          (ii) The amount allocated to the Class A Members pursuant to SECTION 9.1(a)(i) above shall be distributed to the Class A Members pro rata in accordance with their relative Participating Percentages; and

          (iii) The amount allocated to the Class B Members pursuant to SECTION 9.1(a)(i) above shall be distributed to the Class B Members and the Managing Member in the following order of priority:

               (A) First, to the Class B Members, in proportion to their respective unreturned Capital Contributions, until each Class B Member has received distributions equal, in the aggregate, to his, her or its Capital Contribution;

               (B) Second, to the Managing Member, until the cumulative amount distributed to the Managing Member pursuant to this Section 9.1(a)(iii)(B) is equal to 20% of the sum of (x) the amount distributed to the Class B Members pursuant to Section 9.1(a)(iii)(A), and (y) the amount distributable to the Managing Member pursuant to this Section 9.1(a)(iii)(B); and

               (C) Thereafter, (x) 80% to the Class B Members pro rata in accordance with their relative Participating Percentages and (y) 20% to the Managing Member.

          (b) If any non-cash assets of the Company (including, but not limited to, all or any of the Select Shares or any other marketable securities) are distributed to the Members, such distributions shall be made in accordance with the formula set forth in this SECTION 9.1, treating each such distribution for purposes of the formula as a sale of such assets at the Fair Market Value thereof at the time of distribution; PROVIDED that with respect to any distribution of Select Shares, Sterling and its Affiliates shall assign to the Members any registration rights of such Persons with respect to such Select Shares in accordance with, and to the extent permitted by, the Registration Rights Agreement (as defined in the Purchase Agreement).

     9.2 To the extent that cash and/or marketable securities (including Select Shares) are available (based on the reasonable discretion of the Managing Member), the Managing Member may, in its discretion, cause the Company to make distributions of cash and/or marketable securities to the Members to enable them to pay federal and state income taxes with respect to their shares of Company taxable income for a taxable year ("TAX DISTRIBUTIONS"). Tax Distributions to all Members shall constitute distributions for purposes of SECTION 9.1. The aggregate amount of the Tax Distributions shall be determined by the Managing Member, but in any case shall not be less than the highest marginal individual Federal and applicable state income tax rates for the applicable year for any Member applicable to the character of taxable income allocated to the Members (i.e., ordinary income or long-term capital gains). Tax Distributions, if any, shall be made to the various Members pro rata in accordance with the amount of taxable income allocated to each Member on its individual Form K-1 reduced by the amount of the foreign taxes allocated to such Member during the taxable year and any U.S. taxes withheld under any provision of the Code with respect to such Member. If the Company pays Tax Distributions with respect to a taxable year of the Company, the Company shall use reasonable efforts to make such payments within 90 days after the end of such taxable year. The Managing Member will furnish each Member with information as to its share of income and losses of the Company, as well as certain other information, which will be sufficient to prepare its Federal and state income tax returns. The Managing Member will use reasonable efforts to provide such information not later than 90 days following the close of the applicable fiscal year.

     9.3 The Company shall comply with all withholding requirements under Federal, state, foreign and local law and shall remit amounts withheld to, and file required forms with, the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution in the amount of the withholding to that Member. In the event of any claimed over-withholding, the Members shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Company may, at its option, (i) require the Member to reimburse the Company for such withholding, or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to promptly furnish the Company with any representations and forms as shall be reasonably requested by the Company to assist it in (i) determining the extent of, and in fulfilling, its withholding obligations, and (ii) limiting the amount of taxes imposed on the Company.

                                   ARTICLE X

                        ALLOCATIONS OF PROFITS AND LOSSES

     Except as otherwise required by Section 704 of the Code and the regulations thereunder, profits and losses of the Company or any taxable year or other allocation period shall be allocated among the Members in such manner that, as of the end of such allocation period, the sum of (i) the Capital Account of each Member, (ii) such Member's share of minimum gain (as determined according to Treasury Regulation Section 1.704-2(g)), and (iii) such Member's "partner nonrecourse debt minimum gain" (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement, determined as if the Company were to (A) liquidate the assets of the Company for an amount equal to their Book Value, and
(B) distribute the proceeds of liquidation pursuant to SECTION 9.1.

                                   ARTICLE XI

                          BOOKS OF ACCOUNT AND RECORDS

     Proper and complete records and books of account shall be kept by the Managing Member or its designee in which shall be entered fully and accurately all transactions and other matters relative to the Company's business as are customarily entered into records and books of account maintained by Persons engaged in businesses of a like character. The Company books and records shall be kept using the cash or accrual method of accounting as the Managing Member may determine. The books and records shall at all times be maintained at the principal office of the Company, or at such other location in the discretion of the Managing Member, and shall be open to the reasonable inspection and examination by the Members or their duly authorized representatives during reasonable business hours. The Managing Member shall retain independent certified public accountants to prepare Company tax returns and financial statements, and such financial statements may be prepared on an audited or unaudited basis, as the Managing Member may determine.

                                   ARTICLE XII

                                   FISCAL YEAR

     The fiscal year of the Company shall end on December 31.

                                  ARTICLE XIII

                                  COMPANY FUNDS

     The Company's available cash-related investments shall be deposited in such interest-bearing or non-interest-bearing bank account(s), money market funds, short term United States Treasury Securities, commercial paper rated AAA by Moody's Investors Service Inc., certificates of deposit or any other similar instruments as shall be designated by the Managing Member. All withdrawals from any such bank account(s) or investments shall be made by the duly authorized officers or agents of the Managing Member or the Company. Company funds shall be separately identifiable from those of any other person, including the Managing Member and any Affiliate of the Managing Member.

                                  ARTICLE XIV

                          RIGHTS AND DUTIES OF MEMBERS

     14.1 The Members (except for the Managing Member) shall not participate in the management or control of the Company's business, transact any business for the Company or have the power to act for or bind the Company, said powers being vested solely and exclusively in the Managing Member, Notwithstanding the foregoing, nothing contained herein shall be construed to limit the right of any Member to have a controlling interest in the Managing Member or any entity in which the Company invests or to act as an advisor to or an officer of the Company or the Managing Member.

     14.2 No present or former Member or any of such Member's Affiliates, employees, agents or representatives shall be liable to the Company or to any other Member for any act or omission performed or omitted by such Person in its capacity as a Member, except for acts or omissions constituting bad faith, gross negligence or willful misconduct. The debts, obligations and liabilities of the Company, whether arising in contract, in tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Member or Managing Member will be obligated personally for any such debt, obligation or liability solely by reason of being a Member or Managing Member beyond its Capital Contribution. All fees and expenses related to or arising out of the acquisition of the Select Shares pursuant to the Purchase Agreement shall be borne solely by the Class A Members.

     14.3 Except as provided in ARTICLE XVI, no Member shall be permitted to withdraw or disassociate from the Company at any time. If a Member withdraws or disassociates from the Company other than as provided in ARTICLE XVI, the Company shall be entitled to recover all damages that it may incur as a result thereof and shall be entitled to offset such damages against amounts otherwise distributable to the withdrawn or disassociated Member pursuant to ARTICLE IX or XVIII.

     14.4 Preemptive Rights.

          (a) If, at any time after the Effective Date, (i) Sterling or any of their respective Affiliates (other than the Class B Members that are not Affiliates of Sterling (1)) is permitted or offered the right to purchase from Select or any of its subsidiaries (a "SELECT ISSUER") additional equity securities of the Select Issuer (including any securities exchangeable for or convertible into equity securities of the Select Issuer), whether pursuant to a public rights offering, equity cure mechanism or for any other reason (the "ADDITIONAL SELECT SHARES") and the Company, in the Managing Member's sole discretion, or Sterling or such Affiliate, as applicable, determines to purchase all or any portion of the Additional Select Shares, or (ii) the Company issues or offers to issue any new equity securities, membership interests or other securities in the Company of any class (including any securities exchangeable for or convertible into equity securities of the Company) (the "ADDITIONAL UNITS", and together with the Additional Select Shares, the "PREEMPTIVE SECURITIES") to any Person, in each case each Member (other than the Managing Member) (each, a "PREEMPTIVE RIGHT HOLDER") shall have preemptive rights permitting such Preemptive Right Holder to purchase additional Units in the Company (the "PREEMPTIVE RIGHT UNITS") in an amount that ensures that such Preemptive Right Holder will be able to maintain its then-existing indirect pro rata interest in Select (i.e., the pro rata interest in Select resulting from such Preemptive Right Holder's ownership interest in the Company) or its Participating Percentage in the Company, as applicable, on a fully diluted basis (the "PRO RATA SHARE") and the economic rights of such Preemptive Rights Units shall be substantially similar to the economic rights of the Class A Units and the Class B Units (i.e., any Preemptive Rights Units purchased by a Class A Member pursuant to this SECTION 14.4 shall not be subject to any "carried interest" of the Managing Member and any Preemptive Rights Units purchased by a Class B Member pursuant to this SECTION 14.4 shall be subject to a 20% "carried interest" of the Managing Member).

          (b) Prior to the purchase or issuance of the Preemptive Securities, the Company shall provide each Preemptive Right Holder a notice setting forth in reasonable detail the price and other terms upon which the Preemptive Securities and the related Preemptive Right Units are proposed to be sold, the terms of such Preemptive Right Units and the amount of Preemptive Right Units proposed to be sold (the "PREEMPTIVE RIGHTS NOTICE"). Each Preemptive Right Holder shall thereafter have the preemptive right, exercisable by written notice to the Company no later than 10 days following receipt of the Preemptive Rights Notice to purchase the number of additional Preemptive Right Units as equal to its Pro Rata Share. Any notice by a Preemptive Right Holder exercising the right to purchase its Pro Rata Share of Preemptive Right Units pursuant to this SECTION

--------------
(1) For the avoidance of doubt, all Class B Members will be unrelated third parties to Sterling, its affiiliates, funds, portfolio companies and related entitles.

14.4 shall constitute an irrevocable commitment to purchase from the Company the Preemptive Right Units set forth in such notice. The closing of the purchase by the Preemptive Rights Holders shall take place at the same time as the closing of the issuance, grant or sale of the Preemptive Securities and the provisions of SECTION 9.1 and ARTICLE X shall be appropriately adjusted solely to take into account such purchase.

          (c) Failure of a Preemptive Right Holder to exercise its preemptive right within 10 days after the receipt of the Preemptive Rights Notice shall be deemed to be a waiver by the Preemptive Right Holder of its rights hereunder but only with respect to such offering. In the event of a failure by any Preemptive Right Holder to purchase all or any portion of its Pro Rata Share, the Company in connection with its purchase of the applicable Preemptive Securities shall be entitled to (i) issue, grant or sell the remaining Preemptive Right Units to any Person (including any Member, any Member's Affiliates or any third party) on the terms set forth in the Preemptive Rights Notice, and (ii) purchase such Additional Select Shares or, if and to the extent any such right to purchase the Additional Select Shares is assignable or otherwise transferable, the Company shall be permitted, in the Managing Member's sole discretion, to assign or otherwise transfer such right to Sterling, any of its Affiliates and/or any other Person. From the expiration of the 10 day period referred to in SECTION 14.4(b) and for a period of 90 days thereafter, the Company in connection with its purchase of the applicable Preemptive Securities may offer, issue, grant and sell to any Person, the remaining Preemptive Right Units having the terms set forth in the Preemptive Rights Notice for a price and other terms no less favorable to the Company, and including no less cash, than those set forth in the Preemptive Rights Notice (without deduction for reasonable underwriting, sales agency and similar fees payable in connection therewith); PROVIDED, HOWEVER, that the Company may not issue, grant or sell Preemptive Right Units
(A) in the event it does not purchase any Preemptive Securities in the applicable transaction, or (B) if the Company does purchase Preemptive Securities in the applicable transaction, in an amount greater than the amount set forth in the Preemptive Rights Notice minus the amount purchased or committed to be purchased by the Preemptive Rights Holders upon exercise of their preemptive rights.

          (d) Sterling shall permit, and shall cause any of its Affiliates to permit, the Company to purchase such number of Select Shares as necessary to permit the Company to comply with this SECTION 14.4 in the event that the Company does not initially participate in any transaction relating to the purchase of Additional Select Shares and Sterling or any of its Affiliates purchase Additional Select Shares in accordance with such transaction.

    (e) Notwithstanding anything to the contrary in this Agreement, the provisions of this SECTION 14.4 shall not apply to (i) any acquisition of equity securities other than from a Select Issuer, (ii) any issuance by a Select Issuer of equity securities to a Person other than the Company, (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash) (C) as consideration for the acquisition of a business, product, license or other assets by, or the provision of services to, a Select Issuer (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (D) in any transaction similar to any of the transactions referred to in (A), (B) and (C) of this CLAUSE (ii), (iii) any grant of stock options, or other issuance of equity securities to any employee, officer or director of, or consultant to, a Select Issuer, in consideration for, or otherwise in connection with, such Person's employment or directorship with, or provision of services to, a Select Issuer, or (iv) any rights of any Person to acquire equity securities of a Select Issuer that result directly from ownership of any equity securities as to which, pursuant to CLAUSE (i), (ii) or (iii) of this sentence, the provisions of this SECTION 14.4 do not apply.

     14.5 Each Class B Member hereby acknowledges and agrees that, so long as such Class B Member remains a Member and Sterling and its Affiliates are the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (including any successor thereto, the "EXCHANGE ACT")), directly or indirectly, of at least 20% of the total ordinary voting power of the capital stock of Select, such Class B Member shall not, and shall cause each other Person that is a reporting person on any Schedule 13D or
Schedule 13G (or amendment thereto) filed with the U.S. Securities and Exchange Commission (including any successor thereto, the "SEC") by such Class B Member (such Class B Member, together with each such other Person, being collectively referred to herein as such "CLASS B MEMBER'S GROUP") and each Affiliate of any member of such Class B Member's Group not to, directly or indirectly, without the prior written consent of the Managing Member (which consent the Managing Member may withhold, condition or delay in its sole discretion):

          (a) engage in any transaction constituting a "short sale" (as defined in Rule 200 of Regulation SHO under the Exchange Act of any securities of Select or establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to any securities of Select;

          (b) initiate, propose, induce or attempt to induce any other person to initiate any shareholder proposal, nominate any person to be elected as a member of the Board of Directors of Select (the "BOARD") or make any attempt to call a special meeting of shareholders of Select, (ii) submit any proposal for consideration at, or bring any other business before, any meeting of shareholders of Select, or request that Select include any proposals or nominees for election as members of the Board in any Select proxy statement, (iii) engage, or in any way participate, directly or indirectly, in any "solicitation" (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of proxies, consents or authorizations (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Select securities, or (iv) otherwise communicate with Select's shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; provided, however, that nothing herein shall limit the ability of any member of such Class B Member's Group from voting its own voting securities on any matter submitted to a vote of the shareholders of Select;

          (c) make any public announcement, statement or disclosure with respect to, or publicly offer to effect, seek or propose (with or without conditions), any merger, acquisition, consolidation, other business combination, restructuring, recapitalization, tender offer, exchange offer or other extraordinary transaction with or involving Select or any of its subsidiaries or any of its or their securities or assets, publicly announce its opposition to any Board-approved proposals, or otherwise make any public announcement, statement or disclosure regarding or relating to (i) Select or any of its subsidiaries, the Company, the Managing Member or any Affiliate of any of the foregoing, (ii) any actions taken or proposed to be taken by Select or any of its subsidiaries, the Company, the Managing Member or any Affiliate of any of the foregoing, or (iii) the Board or management of Select or any member thereof; PROVIDED, HOWEVER, that nothing contained herein shall limit the ability of any member of such Class B Member's Group to file an amendment or amendments to its
Schedule 13D or Schedule 13G regarding securities of the Company as required by law, rule or regulation or to make other securities or tax filings as required by law or any rules or regulations so long as no member of such Class B Member's Group nor any Affiliate of any such member enters into any contract, arrangement, understanding or relationship (legal or otherwise) with respect to the Company's voting securities, or otherwise takes any action, in violation of any provision of this SECTION 14.5;

          (d) (i) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, other than a "group" that includes all or some lesser number of Persons publicly identified as members of such Class B Member's Group as of the Effective Date or Sterling and the other Class B Members, (ii) enter into any negotiation, agreement, arrangement, understanding or relationship (legal or otherwise) with any Persons in connection with any of the foregoing or with respect to the voting of any securities of Select, (iii) or otherwise deposit any securities of Select in any voting trust or subject any securities of Select to any arrangement or agreement with respect to the voting of any securities of Select; or

          (e) publicly seek or request permission from the Managing Member or the Class A Members to do any of the foregoing or to amend or waive any provision of this SECTION 14.5, or make any public announcement with respect to any of the foregoing, except as permitted pursuant to SECTIONS 14.5(b), (c) or
(d).

     14.6 Each Class B Member hereby acknowledges and agrees that, so long as such Class B Member remains a Member, such Class B Member shall, and shall cause each other member of such Class B Member's Group and each Affiliate of any member of such Class B Member's Group to, promptly provide the Company or the Managing Member with any information (i) that may be reasonably requested by either of them for purposes of filings with the SEC on Schedule 13D (including any amendments to any such filings) or any other securities filings required by applicable law, or (ii) that may be required or requested to be disclosed by the SEC or any other regulatory or self-regulatory authority, subject (in the case of this CLAUSE (ii)) to the right of the Class B Member's Group to seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, the Company and the Managing Member are advised by legal counsel that they are required to disclose such information, the Company and the Managing Member may disclose the information provided by the Class B Member's Group provided that the Company and the Managing Member provide a copy of any portion of such disclosure to the Class B Member's Group in advance of the filing thereof and considers in good faith any comments of the Class B Member's Group or its legal counsel thereon prior to the filing of such disclosure. which such counsel advises is required to be disclosed,

                                   ARTICLE XV

                POWERS, RIGHTS AND DUTIES OF THE MANAGING MEMBER

     15.1 The Managing Member shall have exclusive authority to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company. Without limiting the generality of the foregoing, the Managing Member shall have the sole and exclusive right to manage the Company and its business and shall have any and all the rights and powers to act on behalf of the Company including, but not limited to, the right and the power to:

          (i) control, vote, sell or otherwise dispose of all or any of the Select Shares;

          (ii) determine whether or not the Company will purchase any Additional Select Shares;

          (iii)  appoint directors of Select;

          (iv) establish such business strategies, accounting procedures and other practices and to make such business and investment decisions consistent with the provisions of ARTICLE IV as the Managing Member, in its sole discretion, deems advisable for the operation of the Company;

          (v) advise the Company with respect to the appropriate amount of reserves to be maintained thereby for anticipated future expenses, costs and taxes of the business of the Company;

          (vi)   from time to time borrow money on behalf of the Company;

          (vii) enter into any agreement for sale of any of the assets of the Company; and

          (viii) enter into any agreement or commitment binding upon the Company with respect to any of the foregoing.

     In addition, it is understood and agreed that the Managing Member shall have all of the rights and powers of a Managing Member as provided in the Act and as otherwise provided by law, and any action taken by the Managing Member shall constitute the act of and serve to bind the Company. In dealing with the Managing Member acting on behalf of the Company, no Person shall be required to inquire into the authority of the Managing Member to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Managing Member as set forth in this Agreement. The Company shall promptly reimburse the Managing Member for its out-of-pocket expenses incurred in connection with the performance of its duties hereunder.

     15.2 The Managing Member is hereby granted the right, power and authority to do on behalf of the Company all things that, in its sole judgment, are necessary, proper or desirable to carry out the aforementioned duties and responsibilities, including, but not limited to, the right, power and authority to: (i) make all reasonable expenditures and incur all necessary obligations;
(ii) employ and dismiss from employment any and all agents, independent contractors, brokers, attorneys and accountants; (iii) do any and all of the foregoing at such price, rental or amount, for cash, securities or other property and upon such terms as the Managing Member deems proper; and (iv) execute, acknowledge and deliver any and all instruments necessary or desirable to effectuate any and all of the foregoing. The Managing Member shall also be empowered to admit an assignee of a Member's Units to be a substituted Member, pursuant to and subject to the terms of ARTICLE XVI.

     15.3 The Managing Member shall devote such time to the Company's business as it, in its sole discretion, shall deem necessary to manage and supervise the Company's business and affairs in an efficient manner, but nothing in this Agreement shall preclude the employment, at the expense of the Company, of any lawyers, accountants, consultants or other service providers to provide other services in respect of the Company's affairs subject to the control of the Managing Member. The Managing Member may elect officers of the Company to exercise certain of the Managing Member's management responsibilities. Such officers will have authority to open and maintain bank accounts on behalf of the Company, make expenditures and incur obligations on behalf of the Company that do not (individually or in a series of related transactions) exceed such amount as may be determined from time to time by the Managing Member and perform such other duties as may be delegated by the Managing Member.

     15.4 Liability.

          (a) Neither the Managing Member nor any partner, shareholder, member, Managing Member, officer, director, employee or agent of the Managing Member or any officer of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or a third party or any Member for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Managing Member or any officer of the Company by this Agreement or by law; PROVIDED that such action or failure to act does not constitute fraud, willful misconduct, bad faith or gross negligence.

          (b) To the maximum extent permitted by applicable law, each Member hereby waives any claim or cause of action against the Managing Member, its members or any of their Affiliates, employees, agents and representatives for any breach of any fiduciary duty to the Company or the Members by such Person, including as may result from a conflict of interest between the Company and such Person. Subject to the express terms of this Agreement, the Managing Member shall not be obligated to recommend or take any action as a "manager" that prefers the interests of the Company or the other Members over the interests of Managing Member or its Affiliates, employees, agents or representatives and the Company and the Members hereby waive the fiduciary duty, if any, of the Managing Member to the Company and the Members.

     15.5 The Company shall indemnify and hold harmless the Company's officers and Members, the Managing Member and their respective partners, shareholders, members, Managing Members, officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the investigation and defense of any actual or threatened action, proceeding or claim (including any payments made by the Managing Member to any of its members, officers or Managing Members, pursuant to an indemnification provision no broader than this SECTION 15.5), if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interest of the Company; PROVIDED that such acts or omissions do not constitute fraud, willful misconduct, bad faith or gross negligence. If any claim for indemnification is based on a claim by a third party (a "THIRD PARTY CLAIM"), the Indemnified Party in question shall give prompt written notice thereof to the Company and shall permit the Company to defend and/or settle such Third Party Claim, so long as it does so diligently and in good faith; PROVIDED that any settlement does not require any payment from any Class B Member or require any admission of wrongdoing on the part of the Class B Member or its Affiliates. Any such indemnification shall only be from the assets or insurance of the Company. Any such indemnification shall only be from the assets or insurance of the Company. Any such indemnification shall be paid by the Company in advance of the final disposition of any such action, proceeding or claim upon receipt of an undertaking by or on behalf of the Indemnified Party seeking advancement to repay the amount advanced should it ultimately be determined that the Indemnified Party was not entitled to be indemnified hereunder or under the Act.

     15.6 The Members shall have no interest in the properties or assets of the Managing Member or any of its Affiliates, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect), by virtue of acquiring or owning Units in the Company or otherwise. The Members hereby acknowledge and agree that (i) the Managing Member and/or one or more of its Affiliates, partners, shareholders, members, officers and directors may be entitled to receive an annual management or similar fee from Select or any of its Affiliates and may be entitled to expense reimbursement from Select or any of its Affiliates, and (ii) no Member shall have any interest or a right to share in such payments or reimbursements.

     15.7 The Managing Member is hereby designated the "tax matters person" of the Company. The Managing Member may make any tax elections for the Company allowed under the Code, or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company. The Managing Member shall make a Code Section 754 election if requested by a transferring Member to do so, so long as the Member or Members benefiting from such election agree to pay for the Company's reasonable expenses in making such election and in making any accounting adjustments resulting from such election. Each of the Members will upon request supply the information necessary to properly give effect to such election.

     15.8 The Managing Member, its partners, shareholders, members, officers, directors, and/or its Affiliates may have other business interests and may engage in other activities in addition to those related to the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement or of their relationship to one another hereunder in or to such other business interests or activities even if competitive with the Company or to the income or proceeds derived therefrom, and the pursuit of such business interests and activities shall not be deemed wrongful or improper. The Managing Member and any Affiliate of the Managing Member shall not be obligated to offer to the Company or pursue on behalf of the Company any business opportunities except in such Person's sole and complete discretion. The Managing Member and the Company shall conduct all transactions between or among the Company and the Managing Member and its Affiliates, current or former officers or directors, or any of their respective family members in compliance with all applicable laws and on terms that are no less favorable to the Company than they would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate, a Member, an Affiliate of a Member, a current or former officer or director, or a family member, it being understood that all transactions approved by a vote of a majority of the Class B Units not participating in any such transactions shall be deemed to be in compliance with this SECTION 15.8. The rights and powers of the Managing Member and its Affiliates pursuant to this Agreement shall be subject to the provisions of this SECTION 15.8.

     15.9 The Managing Member may not be removed by action of the Members. The Managing Member may resign as Managing Member by giving written notice of such resignation to the Members not less than 90 days prior to the effective date of such resignation. In connection with such resignation, the Managing Member shall have the power to admit, without the consent of the Members, a replacement Managing Member if the replacement Managing Member(s) is an Affiliate of the Managing Member; PROVIDED that the prior written consent of each of the Class B Members shall be required to admit a replacement Managing Member that is not an Affiliate of the Managing Member. Except as set forth in this SECTION 15.9, replacement Managing Members may only be admitted to the Company pursuant to
SECTION 17.1(a).

     15.10 The Managing Member shall be reimbursed by the Company for reasonable, Company-related, business expenses.

     15.11 The Managing Member shall preside at all meetings of the Members.

     15.12 The Managing Member shall decide any questions arising with respect to the Company or to this Agreement that are not specifically provided for in this Agreement.

                                  ARTICLE XVI

                          TRANSFER OF MEMBERSHIP UNITS

     16.1 Subject to SECTION 16.3, no Member shall Transfer, directly or indirectly, his, her or its Units, or any portion thereof, (i) except with the prior written consent of the Managing Member, which consent may be withheld in its sole discretion and (ii) in the case of Sterling and its Affiliates, without compliance with SECTION 16.6 of this Agreement; provided that each Member shall be permitted to pledge his, her or its Units, or any portion thereof as collateral to an institutional lender in connection with any financing by such Member or any of its Affiliates without the prior written consent of the Managing Member (it being understood that any foreclosure on any Units pledged as collateral pursuant to this SECTION 16.1 shall be subject to the prior written consent of the Managing Member as described above; PROVIDED that such Member shall use its reasonable best efforts to provide substitute collateral to the institutional lender in the event of foreclosure on any pledged assets) and, in the case of Sterling and its Affiliates, without compliance with SECTION
16.6. In case of any permitted Transfer, the instrument of Transfer shall be in form and substance reasonably satisfactory to the Managing Member. Any Transfer of Units made in conflict with or derogation of this Agreement shall be null and void AB INITIO.

     16.2 No assignee or transferee shall automatically become a substitute Member or have any of the rights of the assignor or transferor Member, except that an assignee or a transferee shall be entitled to share in such profits and losses, to receive such distributions and to receive such allocation of income, gain, loss, deduction, or credit or similar item to which the assignor or transferor was entitled, to the extent Transferred. The assignee or transferee of the Member's Units, or any portion thereof, may be admitted to the Company as a Member in the place and stead of, or together with, as the case may be, the Member who has assigned or transferred all or part of his, her or its Units upon satisfaction of all of the following conditions:

          (a) A duly executed and acknowledged written instrument of assignment must be filed with the Company setting forth the intention of the assignor or transferor that the assignee or transferee become a Member;

          (b) The assignor or transferee and the assignee or transferee must execute and deliver such other instruments as the Managing Member may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee or transferee of the provisions of this Agreement; and

          (c) The written consent of the Managing Member shall be obtained, the granting or denial of which shall be within the sole discretion of the Managing Member.

If all of the foregoing conditions have been fulfilled and the assignee has been admitted to the Company as a Member, the Managing Member shall amend this Agreement and any Schedules hereto to reflect the assignee's admission to the Company as a Member.

     16.3 Notwithstanding the provisions of SECTION 16.1, but subject to compliance with SECTION 16.2, each Member is hereby permitted to Transfer all or any part of its Units to any Permitted Transferees of such transferring Member without the consent of the Managing Member. As used herein, the term "PERMITTED TRANSFEREE" shall mean with respect to a Member, (i) an Affiliate of such Member, or (ii) the Company.

     16.4 If the Managing Member elects to consummate a sale of all or substantially all of the Units and other membership interest in the Company to an independent third party (including through a merger or consolidation of the Company with another person or entity) (such transaction, a "SALE OF THE COMPANY"), the Managing Member shall notify the other Members in writing of such Sale of the Company. Upon the request by the Managing Member, each Member will consent to and raise no objections to the proposed transaction, and will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by the Managing Member. The obligations of the Members pursuant to this SECTION 16.4 with respect to a Sale of the Company are subject to the following conditions: (i) the consideration payable upon consummation of a Sale of the Company to all of the Members shall be allocated among the Members as set forth in SECTION 9.1, and (ii) upon the consummation of a Sale of the Company, all of the Members shall receive the same form of consideration per Unit or other equity interest. Each Member agrees to be bound by agreements with respect to indemnification obligations, amounts paid into escrow, amounts subject to holdbacks or amounts subject to post-closing purchase price adjustments, and agreements to appoint representatives; PROVIDED, that any such indemnification, escrow, holdback and adjustment obligations undertaken by any Member (x) shall be no less favorable to such Member as is applicable to Sterling and its Affiliates, (y) shall be proportional to the share of the purchase price paid in connection with a Sale of the Company that is allocable to such Member, and (z) shall not exceed the total amount of consideration received by such Member in connection with a Sale of the Company. Notwithstanding the foregoing, in no event shall this SECTION 16.4 require any Member to vote or cause to be voted any shares of voting stock of Select owned by it or its Affiliates for any transaction to be undertaken by Select or its subsidiaries in its capacity as a shareholder thereof or refrain from any other action not prohibited by SECTION 14.5.

     16.5 If, at any time after the Effective Date, Select consummates a transaction with Sterling and/or any of its Affiliates as a result of which the shares of stock of Select are no longer traded on any established stock exchange (a "GOING PRIVATE TRANSACTION"), the Company or Sterling (as determined by the Managing Member in its sole discretion) shall, immediately prior to or concurrently with the consummation of such Going Private Transaction, purchase all, but not less than all, of the Units held by the Class B Members at a purchase price in cash per Unit determined as if an amount equal to the aggregate price for the Select Shares (as determined in such Going Private Transaction) is distributed to the Members, including the Class B Members and the Managing Member, in the order of priority set forth in SECTION 9.1(a).

16.6 Tag-Along Rights.

          (a) Neither Sterling nor any of its Affiliates who is admitted as a Member after the Effective Date (a "TRANSFEROR") may Transfer any Units, directly or indirectly, to one or more third parties unless each other Member is offered a right to sell Units (the "TAG ALONG RIGHT"), in such Transfer with such Transferor in accordance with this SECTION 16.6.

          (i) At least five business days prior to any such Transfer, the Transferor will deliver a sale notice to the other Members specifying the identity of the prospective transferee(s) and disclosing in reasonable detail the number of Units, the price and the other terms and conditions of the proposed Transfer. The Members who elect to participate in the proposed Transfer (the "TAG ALONG MEMBER") shall deliver written notice of their election to participate to the Transferor prior to the expiration of such five business day period. In the event that a Class B Member elects to become a Tag-Along Member, the Managing Member shall be entitled to participate in such sale (and receive a pro rata portion of the consideration as described in SECTION 16.6(c) below).

          (ii) Each Tag Along Member will be entitled to sell in such proposed Transfer, on the same terms as the Transferor (except that the purchase price per each Unit shall be determined as if the total consideration payable by the third party buyer were distributed pursuant to SECTION 9.1(a), but assuming that the Units to be sold in the contemplated Transfer are the only Units outstanding as of the time of such Transfer, and any consideration payable per Class B Unit shall be allocated among and paid to the Class B Member and the Managing Member as provided in SECTION 9.1(a)(iii)) a number of Units equal to the product of (x) the quotient determined by dividing the number of Units then held by such Tag Along Member by the aggregate number of Units then outstanding multiplied by (y) the number of Units to be sold in the proposed Transfer. The number of Units proposed to be Transferred by the Transferor in the current Transfer shall be reduced to the extent necessary to provide for the sale of Units by each Tag Along Member exercising its rights hereunder.

          (b) In the event that any entity that is an Affiliate of, and under common control with, the LLC (a "SELECT STOCK TRANSFEROR"), proposes to directly or indirectly Transfer a number of shares of common stock or other equity securities (including any securities exchangeable for or convertible into equity securities) of Select or its subsidiaries representing the lesser of (i) three percent (3%) or more of the total number of shares of Select common stock then outstanding or (ii) twenty-five percent (25%) or more of the total number of shares of Select common stock or other equity securities (including any securities exchangeable for or convertible into equity securities) held or owned by the LLC as of the Closing Date (as defined in the Purchase Agreement), in each case in a single transaction or series of related transactions, to a Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons, then each Member (the "DIRECTING MEMBER") shall be entitled to cause the LLC to sell in such proposed Transfer a number of Select Shares equal to the product of (x) the quotient of (A) the product of the total number of Select Shares then held by the LLC multiplied by the Directing Member's Participating Percentage at such time, divided by (B) the aggregate number of shares of Select common stock directly and indirectly held by the LLC, the Select Stock Transferor and the LLC's Affiliates, multiplied by (y) the total number of shares of Select common stock being sold in the proposed Transfer. The LLC shall use the net proceeds received from any such sale of Select Shares pursuant to this SECTION 16.6(b) to redeem a pro rata portion of the Units then held by the Directing Member such that, following such redemption, the Participating Percentage of the Directing Member shall be equal to the quotient of (1) (x) the product of the total number of Select Shares held by the LLC immediately prior to the sale of Select Shares pursuant to this SECTION 16.6(b) multiplied by the Directing Member's Participating Percentage at such time, minus (y) the number of Select Shares sold by the LLC at the direction of the Directing Member, divided by (2) the total number of Select Shares held by the LLC immediately after the sale of Select Shares pursuant to this Section 16.6(b); provided that, if the redeemed Units are Class B Units, the redemption price for such Units shall be allocated among and paid to the Class B Member and the Managing Member as provided in SECTION 9.1(a)(iii), assuming for such purpose that the redeemed Units are the only Units outstanding as of the time of such redemption.

     16.7 Any repurchase, redemption or buyback of any Units or other class or series of membership interests or other securities by the Company shall be on a pro rata basis among all Members (except for the Managing Member) in accordance with their respective Participating Percentages at a price equal to the Fair Market Value of the Units or other membership interests or securities (except that the purchase price per each Unit shall be determined as if the total consideration payable by the third party buyer were distributed pursuant to
SECTION 9.1(a), but assuming that the Units to be repurchased or redeemed are the only Units outstanding as of the time of such repurchase or redemption, and any consideration payable per Class B Unit shall be allocated among and paid to the Class B Member and the Managing Member as provided in SECTION 9.1(a)(iii).

                                  ARTICLE XVII

                           DISSOLUTION OF THE COMPANY

     17.1 The happening of any of the following events shall work an immediate (except as otherwise provided below) dissolution of the Company:

          (a) the resignation (unless a replacement is appointed by the Managing Member in accordance with SECTION 15.9), dissolution or bankruptcy of the Managing Member, unless a substitute Managing Member is selected by the Majority Approval within the period authorized by law (or, if none, within 90 days thereafter) (unless the substitute Managing Member is not an Affiliate of the Managing Member, in which case the selection of the substitute Managing Member shall require approval of each of the Class B Members), and the new Managing Member elects to continue the business of the Company;

          (b) the written election of the Managing Member to dissolve, which election shall be effective immediately or on the date specified in such election; or

          (c) entry of decree of judicial dissolution under the Act.

     17.2 For purposes of this Agreement, the "bankruptcy" of the Managing Member shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Managing Member for, or a consent to, the appointment of a trustee of its assets; (ii) the filing by the Managing Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (iii) the making by the Managing Member of a general assignment for the benefit of creditors; (iv) the filing by the Managing Member of an answer admitting the material allegations of, or its consenting to, or defaulting in answering a bankruptcy petition filed against it in any bankruptcy proceeding; or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Managing Member as bankrupt or appointing a trustee of its assets, and such order, judgment or decree continues unstayed and in effect for any period of sixty (60) days.

                                 ARTICLE XVIII

                        ADDITIONAL PROVISIONS CONCERNING
                           DISSOLUTION OF THE COMPANY

     18.1 In the event of the dissolution of the Company for any reason, the Managing Member or, in the event of the resignation, dissolution or bankruptcy of the Managing Member, a liquidator or a liquidating committee selected by the Majority Approval shall wind up the affairs of the Company. In accordance with the provisions of ARTICLES IX and X, the Members shall continue to share profits, losses and cash distributions during the period of liquidation in the same proportions as before dissolution. The Managing Member (or such liquidator or liquidating committee) shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Company property pursuant to such liquidation.

     18.2 Following the payment of all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of the Managing Member (or such liquidator or liquidating committee) to set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds of the Company shall be distributed in accordance with ARTICLE IX. If and when the Managing Member (or such liquidator or liquidating committee) determines that any such reserves are no longer required, they shall be distributed in accordance with ARTICLE IX.

     18.3 Each Member shall look solely to the assets of the Company for all distributions and for the return of its Capital Contribution and shall have no recourse therefor against any other Member. The Members shall not have any right to demand or receive property other than cash upon dissolution and termination of the Company or to demand the return of their Capital Contributions to the Company prior to dissolution and termination of the Company.

     18.4 Upon the dissolution and the commencement of winding up of the Company, the Managing Member (or such liquidator or liquidating committee) shall have the authority to execute and record a certificate of cancellation of the Company as well as any and all other documents required to effectuate the dissolution and termination of the Company.

                                  ARTICLE XIX

                                     NOTICES

     All notices and demands required or permitted under this Agreement shall be in writing and be deemed properly given and effective (i) three days after mailing if sent by certified U.S. mail, postage prepaid, return receipt requested, (ii) one day after delivery to a reputable overnight air courier,
(iii) upon receipt (or, if refused, upon the date of such refusal) if delivered personally, or (iv) the next business day after being sent by facsimile or email, to the Members at their addresses, facsimile numbers or email addresses as shown from time to time on the records of the Company. Any Member may specify a different address by notifying the Managing Member in writing of such different address.

                                   ARTICLE XX

                           AMENDMENT OF THE AGREEMENT
                                  AND MEETINGS

     20.1 Except as otherwise required by law or as set forth herein, all provisions of this Agreement may be amended or waived upon the affirmative vote of the Managing Member and the Majority Approval; PROVIDED that the consent of the Members is not required for the amendment or waiver of this Agreement or SCHEDULE A hereto by the Managing Member in connection with (a) the admission of additional or substituted Members and any corresponding modifications of the Members' Units, (b) repurchases by the Company of Units from Members, and (c) additional contributions or investments in the Company pursuant to this Agreement; PROVIDED, HOWEVER that no amendment to ARTICLE IV, ARTICLE IX (only with respect to distributions relating to or arising from the initial Select Shares acquired pursuant to the Purchase Agreement) or this ARTICLE XX shall be adopted without the prior written consent of the Members; PROVIDED, FURTHER, HOWEVER, that no amendment shall be adopted pursuant to this SECTION 20.1 if such amendment would have a material adverse or disproportionate effect on the rights (economic or otherwise) or obligations of or to a Member without the prior written consent of such affected Member; PROVIDED, FURTHER that if any Preemptive Right Holder fails to purchase all or any portion of its Pro Rata Share pursuant to a preemptive rights transaction under SECTION 14.4, then any amendment to this Agreement made solely to give effect to the terms and the issuance of Units in connection with such preemptive rights transaction (which transaction shall be consistent with the terms of the Preemptive Rights Notice), such Preemptive Right Holder shall have no right to consent to such amendment pursuant to this SECTION 20.1, regardless of whether such amendment would have a material adverse or disproportionate effect on the rights or obligations of such Preemptive Right Holder.

     20.2 In the event this Agreement shall be amended pursuant to this ARTICLE XX, the Managing Member shall amend the Certificate of Formation to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

     20.3 Subject to SECTION 20.1, in addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Managing Member without the consent of any of the Members (a) to add to the representations, duties or obligations of the Managing Member or surrender any right or power granted to the Managing Member herein, for the benefit of the Members; (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement; and (c) to delete or add any provision of this Agreement required to be so deleted or added by a state "Blue Sky" commissioner or similar such official, which addition or deletion is deemed by such official to be for the benefit or protection of the Members.

     20.4 Notwithstanding any other provisions of this Agreement, the Managing Member shall have the right to modify the provisions of ARTICLE X or any other provision of this Agreement without the consent of the Members, if, in the opinion of counsel to the Managing Member, such modification is necessary to (a) cause the allocations contained in ARTICLE X to have substantial economic effect in accordance with the most recently proposed or final regulations relating to
Section 704 of the Code or any other statutory provision or regulation relating to such allocations, or (b) cause the provisions of this Agreement to comply with any applicable Federal legislation, regulation or rule enacted or promulgated, or which becomes effective, after the date of this Agreement.

     20.5 Any vote of the Members on any matters upon which the Members are entitled to vote hereunder may be accomplished at a meeting of the Members called for such purpose by the Managing Member upon not less than two days' prior notice, or, in lieu of a meeting, by Majority Approval.

                                  ARTICLE XXI

                                POWER OF ATTORNEY

     Each Member hereby irrevocably constitutes and appoints the Managing Member, with full power of substitution, as its true and lawful representative and attorney-in-fact, granting unto such attorney-in-fact full power of substitution and with full power and authority in the Member's name, place and stead to make, execute, acknowledge, deliver, swear to, file and record in all necessary or appropriate places: (a) this Agreement; (b) all other documents, certificates or instruments that the Managing Member deems appropriate to qualify, continue or terminate the Company as a limited liability company in the jurisdictions in which the Company may conduct business; (c) all instruments that the Managing Member deems appropriate to reflect a change or modification of the Company in accordance with the terms of this Agreement; (d) all other certificates, documents and instruments with any jurisdiction that the Managing Member deems appropriate to carry out the business of the Company; (e) Certificates of Assumed Name; (f) any agreement or instrument relating to the defense, settlement, compromise or satisfaction of any Claim (as defined below) and to do all other lawfully permitted acts in furtherance thereof with the same legal force and effect as if executed by such Member; and (g) all conveyances and other instruments that the Managing Member deems appropriate to effect the dissolution and liquidation of the Company in accordance with the terms of this Agreement.

     This Power of Attorney is coupled with an interest, is irrevocable, and shall survive the death, dissolution, incompetency or incapacity of the Member or an assignment by the Member of the Member's Units except that where the assignee hereof has been admitted to the Company as a substituted Member, this Power of Attorney shall survive such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge and file any certificate, instrument or document necessary or appropriate to effect such substitution.

                                  ARTICLE XXII

                                  MISCELLANEOUS

     22.1 This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. It supersedes any prior agreement or understandings between them relating to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

     22.2 This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. The undersigned hereby agrees that (a) any and all litigation arising out of this Agreement shall be conducted only in courts of the State of Illinois located in Chicago, Illinois, or the courts of the United States of America located in Chicago, Illinois, and (b) such courts shall have the exclusive jurisdiction to hear and decide such matters. The undersigned hereby submits to the jurisdiction of such courts and waives any objection it may now or hereafter have to venue or that such courts are inconvenient forums. IN ANY ACTION INVOLVING OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY.

     22.3 Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

     22.4 Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision thereof.

     22.5 If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected hereby.

     22.6 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page. Any Member may evidence his, her or its assent to, and shall be bound by, this Agreement by execution of a subscription agreement for Units without execution of a counterpart hereof.

     22.7 The Managing Member is not obligated to deliver or mail to any Member a copy of the Company's Certificate or of any amendment thereto or restatement thereof.

     22.8 The waiver by a Member of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

     22.9 The parties hereto agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary to achieve the purposes of this Agreement.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

                       LIMITED LIABILITY COMPANY AGREEMENT
                          OF STERLING SC INVESTOR, LLC

     IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement of Sterling SC Investor, LLC effective as of the Effective Date.


                            THE COMPANY:

                            Sterling SC Investor, LLC

                            By: Sterling SC Manager, LLC
                            Its: Managing Member


                                        By:
                                              ---------------------------------
                                        Name:
                                              ---------------------------------
                                        Its:
                                             ----------------------------------


                            MANAGING MEMBER:
                            Sterling SC Manager, LLC

                                        By:
                                              ---------------------------------
                                        Name:
                                              ---------------------------------
                                        Its:
                                             ----------------------------------

                       LIMITED LIABILITY COMPANY AGREEMENT
                          OF STERLING SC INVESTOR, LLC
                           SIGNATURE PAGE FOR ENTITIES


Form of Organization (check one):


     ---------- Partnership
     ---------- Corporation
     ---------- Limited Liability Company
     ---------- Trust
     ---------- Bank


Full Name of Member:
                      ---------------------------------------------------------

Tax ID:
         -----------------------------------

Address:
            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------



Phone:
            --------------------------------------------------
Fax:
            --------------------------------------------------
Email:
            --------------------------------------------------



The undersigned warrants that he/she/it has full power and authority to execute this Limited Liability Company Agreement on behalf of the above entity, and an investment in the Company is not prohibited by the governing documents of the entity or by any law applicable to such entity.

                          Entity Name:
                                               --------------------------------
                                               --------------------------------
                          By:
                                               --------------------------------
                                               (Signature)

                                               --------------------------------
                                               (Signer's
                                               Printed Name)
                          Its:
                                               --------------------------------
                                               --------------------------------
                          Date:
                                               --------------------------------


                                               SCHEDULE A

   MEMBER          ADDRESS  CLASS A  CLASS B    TOTAL        CAPITAL        PARTICIPATING
    NAME                     UNITS    UNITS     UNITS       CONTRIBUTION     PERCENTAGE

Sterling Capital           30,000         0    30,000        $30,000,000        85.714%
Partners III, L.P.

Clinton Co-Investment           0     5,000*    5,000*        $5,000,000*
LLC

____________________            0

Sterling SC                     0         0         0          $1,000.00           0
Manager, LLC

Total:                                                    $35,001,000.00         100%




* Subject to adjustment based upon issuances to other purchases of Class B Units on the Closing Date consistent with the terms of this Agreement and the Unit Purchase Agreement.